Exhibit 99 - e(2)

                   [FORM OF] FLAG INVESTORS SERIES FUNDS, INC.
               (formerly Flag Investors International Fund, Inc.)
                             DISTRIBUTION AGREEMENT


                                   Appendix A
                              as of August 31, 1997
                         amended as of December 29, 2000


------------------------------------------------------ -------------------------- --------------------- -----------------
Series                                                 Class                          Distribution          Service
                                                                                          Fee                 Fee
------------------------------------------------------ -------------------------- --------------------- -----------------
Flag Investors International Equity Fund               Class A                           0.25%               ------
------------------------------------------------------ -------------------------- --------------------- -----------------
                                                       Class B                           0.75%               0.25%
------------------------------------------------------ -------------------------- --------------------- -----------------
                                                       Class C                           0.75%               0.25%
------------------------------------------------------ -------------------------- --------------------- -----------------
                                                       Institutional Class               ------              ------
------------------------------------------------------ -------------------------- --------------------- -----------------
Flag Investors Growth Opportunity Fund                 Class A                           0.25%               ------
------------------------------------------------------ -------------------------- --------------------- -----------------
                                                       Class B                           0.75%               0.25%
------------------------------------------------------ -------------------------- --------------------- -----------------
                                                       Class C                           0.75%               0.25%
------------------------------------------------------ -------------------------- --------------------- -----------------

------------------------------------------------------ -------------------------- --------------------- -----------------

IN WITNESS WHEREOF, the parties hereto have caused this Amended Appendix A to the Distribution Agreement and amended Appendix A to the Sub-Distribution Agreement between Flag Investors Series Funds, Inc. (formerly Flag Investors International Fund, Inc.) and ICC Distributors, Inc. to be executed in their names and on their behalf by and through their duly authorized officers, as of December 29, 2000.


                                       FLAG INVESTORS SERIES FUNDS, INC.
                                       (formerly, Flag Investors International
                                         Fund, Inc.)

                                       By:
                                          -------------------------------------
                                       Name:  Amy M. Olmert
                                       Title: Secretary



                                       ICC DISTRIBUTORS, INC.


                                       By:
                                          -------------------------------------
                                       Name:  John Y. Keffer
                                       Title: President












                                      -2-